SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2008

PATCH INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation)	0-28627 (Commission File Number)	87-0393257 (IRS Employer Identification No.)

Suite 1670, 700 – 2nd Street S.W., Calgary, Alberta, Canada T2P 2W1
(Address of principal executive offices)(Zip Code)

(403) 441-4390
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This amendment updates the information contained in the 8-K with the new trading symbol and effective date for the new trading symbol.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 29, 2008, Michael S. Vandale resigned from the Board of Directors of Patch International Inc. (“Patch”).  Mr. Vandale resigned to pursue other business opportunities.

8.01           Other Events

Effective August 28, 2008, Patch International Inc. (“Patch”) moved its jurisdiction of incorporation from Nevada to Alberta, Canada (the “Conversion to Alberta”).  Patch took this action pursuant to the vote of its stockholders at its May 30, 2008 special meeting called for the purpose of voting on the Conversion to Alberta.

As a result of the Conversion to Alberta, Patch will be considered a “foreign private issuer” under the rules and regulations of the Securities and Exchange Commission.

Effective September 18, 2008, Patch will be quoted on the Over-the-Counter Bulletin Board under the symbol “PTCHF”.  Patch’s CUSIP number will continue to be 703012 302.

In connection with the Conversion to Alberta, Patch has replaced its transfer agent with Computershare Trust Company of Canada.  The address and contact information for Patch’s new transfer agent is Suite 600, 530 - 8th Ave SW, Calgary Alberta, Canada  T2P 3S8; Telephone: 1(800) 340-4883; Facsimile: 1(403) 267-6529.

Patch’s transfer agent will accept certificates of Patch’s common stock issued while Patch was a Nevada corporation in transactions and settlements contemplating the transfer or exchange of certificates of Patch’s common stock occurring after the Conversion to Alberta.

Item 9.01                                Financial Statements and Exhibits

Regulation S-K Number	Document
3.1	Articles of Conversion filed with the Nevada Secretary of State *
3.2	Articles of Continuance filed with the Alberta Division of Corporations *
3.3	Certificate of Continuance from the Alberta Division of Corporations *
* Filed with the Current Report of Form 8-K on September 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATCH INTERNATIONAL INC.
September 17, 2008	By: /s/ Jason Dagenais Jason Dagenais Chief Operating Officer, Interim Chief Financial Officer